EXHIBIT 21.2

               LIST OF SUBSIDIARIES OF HIENERGY TECHNOLOGIES, INC.


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          NAME OF SUBSIDIARY                   JURISDICTION OF         NAMES UNDER WHICH THE SUBSIDIARY CONDUCTS
                                                INCORPORATION                           BUSINESS
---------------------------------------- ---------------------------- ---------------------------------------------
HiEnergy Defense, Inc.                   Delaware                     HiEnergy Defense, Inc.
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HiEnergy Europe, Inc.                    Delaware                     HiEnergy Europe, Inc.
---------------------------------------- ---------------------------- ---------------------------------------------
HiEnergy Mfg. Company, Inc.              Delaware                     HiEnergy Mfg. Company, Inc
---------------------------------------- ---------------------------- ---------------------------------------------
HiEnergy International, Inc.             Delaware                     HiEnergy International, Inc.
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